UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger Biopharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

On May 24, 2018, Eiger BioPharmaceuticals, Inc. (“Eiger” or “the Company”) entered into a purchase agreement, or the Purchase Agreement, with Piper Jaffray & Co., as representative of the several underwriters named therein, collectively, the Underwriters, relating to the public offering, issuance and sale of 3,680,000 shares of the Company’s common stock, par value $0.001 per share, or the Common Stock, which includes the exercise in full by the underwriters of the offering of their option to purchase an additional 480,000 shares of the Company’s common stock. The price to the public in this offering is $12.50 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Purchase Agreement at a price of $11.75 per share. The gross proceeds to the Company from this offering are expected to be approximately $46.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. All of the shares in the Offering are being sold by the Company. Pursuant to the terms of the Purchase Agreement, each of the Company’s directors and officers have entered into “lock-up” agreements with the Representative that generally prohibit, without prior written consent of the Representative, the sale, transfer or other disposition of securities of the Company for a period ending 75 days after May 24, 2018. The offering is expected to close on May 29, 2018, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-221972) previously filed with the SEC on December 8, 2017 and declared effective on December 20, 2017 and a preliminary and final prospectus supplement, dated May 24, 2018, thereunder. The Purchase Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Purchase Agreement, dated as of May 24, 2018, by and between Eiger BioPharmaceuticals, Inc. and Piper Jaffray & Co.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: May 25, 2018

	By:	/s/ James Welch
James Welch
Chief Financial Officer